Exhibit 99.1

Investors:

Lisa Ciota: 630-824-1907

Media:

Steve Carlson: 630-824-1783

SUNCOKE ENERGY PARTNERS, L.P. TOTAL COKE PRODUCTION

ESTIMATED TO BE 605 THOUSAND TONS IN SECOND QUARTER 2015

•	Estimated second quarter 2015 total coke production projected to be 605 thousand tons versus 611 thousand tons in the same prior year period

•	Reaffirm full year 2015 Adjusted EBITDA attributable to SXCP guidance of $169 million to $179 million

Lisle, Ill. (July 9, 2015) – SunCoke Energy Partners, L.P. (NYSE: SXCP) today reported preliminary second quarter 2015 coke production of 605 thousand tons, reflecting 100 percent of the production at our Haverhill, Middletown and Granite City facilities. The decline largely reflects a pull forward in the timing of the 2015 planned maintenance outage at our Granite City facility as compared to prior year.

Production attributable to SXCP during second quarter 2015 benefited from our acquisition of a 75 percent interest in the Granite City cokemaking facility on January 13, 2015.

Capacity utilization for second quarter 2015 is estimated to be 106 percent, as compared to 107 percent in the same prior year period.

Preliminary Coke Production and Capacity Utilization
	For quarter ended June 30,
(Coke production in thousands of tons)	2015(1)	2014
Haverhill, Middletown, and Granite City Coke Production (100%)	605	611
Production Attributable to SXCP(2)	555	364
Capacity Utilization (percent)	106	107

(1)	Estimated
(2)	Represents 65 percent of the coke production at the Haverhill and Middletown cokemaking facilities for the period April 1 - May 9, 2014 and 98 percent of the coke production after May 9, 2014. Also includes 75 percent of the coke production at the Granite City cokemaking facility in the second quarter of 2015

See exhibit at end of release for coke production schedule for the last four quarters.

UPCOMING EVENTS

SunCoke Energy Partners, L.P. tentatively plans to issue second quarter 2015 earnings before market opens and host an investor conference call at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Thursday, July 23, 2015. This conference call will be webcast live and archived for replay in the Investor Relations section of www.sxcpartners.com. Investors may participate on this call by dialing 1-800-446-2782 in the U.S. or 1-847-413-3235 if outside the U.S., confirmation code 40130616.

SunCoke Energy Partners, L.P.

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ABOUT SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly traded master limited partnership that manufactures high-quality coke used in the blast furnace production of steel and provides coal handling services to the coke, steel and power industries. In our cokemaking business, we utilize an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and have long-term take-or-pay coke contracts that pass through commodity and certain operating costs. Our coal handling terminals have the collective capacity to blend and transload more than 30 million tons of coal each year and are strategically located to reach key U.S. ports in the Gulf Coast, East Coast and Great Lakes. SXCP’s General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), which has more than 50 years of cokemaking experience serving the integrated steel industry. To learn more about SunCoke Energy Partners, L.P., visit our website at www.sxcpartners.com.

DEFINITIONS

Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization. Prior to the expiration of our nonconventional fuel tax credits in 2013, Adjusted EBITDA included an add-back of sales discounts related to the sharing of these credits with our customers. Any adjustments to these amounts subsequent to 2013 have been included in Adjusted EBITDA. Adjusted EBITDA does not represent and should not be considered an alternative to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance of the Partnership’s net assets and its ability to incur and service debt, fund capital expenditures and make distributions. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance and liquidity. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, as they should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

Adjusted EBITDA attributable to SXCP equals Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements.” Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXCP) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SXCP, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXCP; and changes in tax, environmental and other laws and regulations applicable to SXCP’s businesses.

SunCoke Energy Partners, L.P.

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Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXCP management, and upon assumptions by SXCP concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXCP does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

SXCP has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXCP. For information concerning these factors, see SXCP’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXCP’s website at www.sxcpartners.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

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SunCoke Energy Partners, L.P. Domestic Coke Production and Capacity Utilization
	For quarter ended June 30,		For quarter ended March 31,		For quarter ended December 31,		For quarter ended September 30,
(Coke production in thousands of tons)	2015(1)	2014	2015	2014	2014	2013	2014	2013
Haverhill, Middletown, and Granite City Coke Production (100%)	605	611	604	567	628	617	629	623
Production Attributable to SXCP(2)	555	364	533	269	443	289	438	291
Capacity Utilization (percent)(3)	106	107	106	100	108	106	109	108

(1)	Estimated
(2)	For periods prior to the May 9, 2014 closing on the acquisition of an additional 33 percent interest in the Haverhill and Middletown cokemaking operations, reflects 65 percent of the coke production at these two facilities. After May 9, 2014, reflects 98 percent of the coke production at these two facilities. For periods after the January 13, 2015 closing on the acquisition of 75 percent interest in Granite City cokemaking operation, includes 75 percent of the coke production at this facility
(3)	All periods reflect capacity utilization at Haverhill, Middletown and Granite City cokemaking facilities